SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 31, 2003

LAKELAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	33-27312	22-2953275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

(973) 697-2000

Registrant’s telephone number, including area code:

Item 5.    Other Events and Regulation FD Disclosure

On March 31, 2003, Lakeland Bancorp, Inc. (the “Company” or “Lakeland”) and its Lakeland Bank (“LB”) subsidiary entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CSB Financial Corp. (“CSB”) and its Community State Bank (“CSB Bank”) subsidiary providing for the merger of CSB Financial Corp. with and into the Company (the “Merger”) and for the merger of CSB Bank with and into Lakeland Bank. Contemporaneous with the execution of the Merger Agreement, certain shareholders of CSB entered into a Shareholders’ Agreement with the Company providing, among other things, for such shareholders to vote in favor of the Merger. The Merger is subject to regulatory approvals, the approval of CSB’s shareholders and other conditions described in the Merger Agreement.

Item 7.    Financial Statements and Exhibits.

Exhibit 2.1—Agreement and Plan of Merger, dated as of March 31, 2003, among Lakeland, LB, CSB and CSB Bank.

Exhibit 2.2—Shareholders’ Agreement, dated as of March 31, 2003, among certain shareholders of CSB and Lakeland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/S/ ROGER BOSMA
Roger Bosma
President and Chief Executive Officer

Dated: April 3, 2003

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EXHIBIT INDEX

Exhibit 2.1—Agreement and Plan of Merger, dated as of March 31, 2003, among Lakeland, LB, CSB and CSB Bank.

Exhibit 2.2—Shareholders’ Agreement, dated as of March 31, 2003, among certain shareholders of CSB and Lakeland.

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